                                                        EXHIBIT 10-X (ii)




                             SEVERANCE AGREEMENT
                             AND GENERAL RELEASE


         Michael R. Visnich ("Visnich") and Priority Healthcare Corporation, a subsidiary of BINDLEY WESTERN INDUSTRIES, INC. (all affiliated organizations are referred to herein as "Bindley Western") hereby execute this Severance Agreement And General Release ("Agreement") and pursuant thereto agree as follows:

1. Visnich has been employed by Bindley Western and various of its affiliated organizations since 1993. For reasons discussed, Visnich desires to resign his employment with Bindley Western effective August 7, 1995.

2. Both Visnich and Bindley Western desire to resolve any and all claims and disputes or issues which have arisen or could arise concerning Visnich's employment with or service for Bindley Western and the severance of that employment and service. To accomplish such a resolution, they have entered into this Agreement.

3. On or before August 25, 1995, Bindley Western will pay Visnich any and all salary payments and earned but unused vacation benefits to which he is entitled as an employee of Bindley Western, including August 25, 1995.

4. Upon execution of this Agreement, Visnich agrees that he has received any and all salary payments and earned but unused vacation benefits to which he is entitled as an employee of Bindley Western, including August 25, 1995.

5. In addition to such payments and benefits, and as consideration for Visnich's service to Bindley Western and execution of and compliance with the terms of this Agreement, Bindley Western agrees to provide to Visnich, and Visnich agrees to accept, the following supplemental severance payments and benefits:

         a. Bindley Western will pay Visnich a sum each month during the period August 7, 1995 through January 1, 1996 equivalent to Visnich's normal monthly salary

                 ($11,000) less normal withholding for federal, state and local taxes. The first such payment shall be made on October 1, 1995, the second on November 1, 1995, the third on December 1, 1995, and the final on January 1, 1996.

         b. Should Visnich elect to continue his health insurance coverage under the provisions of the Comprehensive Omnibus Budget Reconciliation Act of 1986, Bindley Western will reimburse Visnich a sum equivalent to Visnich's premium each month Visnich so continues the coverage, up to but not beyond December 31, 1995. This monthly amount totals $474.98 for family medical coverage and $34.56 for family dental coverage.

         c. On or before November 7, 1995, Visnich shall purchase the Bindley Western vehicle (1992 Ford Explorer) that he currently drives for $12,000. If Visnich has not paid the $12,000 to Bindley Western by November 7, 1995, Bindley Western shall have the right to set off $12,000 from Visnich's November and December severance payments. If such purchase election is not made by Visnich upon signing this Agreement, he shall return to Bindley Western such vehicle in its current condition by September 1, 1995.

         d. Pursuant to the July 31, 1995 approval of Bindley Western's Compensation And Stock Option Committee, Visnich shall be permitted to exercise the vested Incentive Stock Options and Nonqualified Stock Options granted on December 10, 1993 and December 9, 1994 on or before March 9, 1996. Such extension shall be irrevocable unless Visnich in any way breaches the Agreement and, in such event, Visnich would then forfeit all of his non vested options. All other vested options previously awarded to Visnich per Schedule A attached must be exercised on or before November 7, 1995.

6. Visnich recognizes his continuing responsibilities to Bindley Western with respect to confidential and

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         proprietary information and material.  Visnich therefore warrants, covenants and agrees:

         a. That, during his employment and service with Bindley Western, he has not disclosed outside the ordinary course of business to others not employed by Bindley Western any trade secrets or other confidential or proprietary information of Bindley Western, in any form whatsoever, including but not limited to any and all proprietary or confidential information or trade secrets pertaining to (1) the operations; (2) employee, vendor, or customer relationships; (3) the company's research, development and other investigational interests and activities; (4) customer lists; or (5) any other confidential information of a financial or business nature of either Bindley Western or any of its affiliated organizations, including Priority Healthcare Corporation, Charise Charles, PRN Medical, 3C Medical, IV-1, Inc., IV-One Services, Inc. or National Pharmacy Providers, Inc.

         b. That, subsequent to his employment and service with Bindley Western, he will not, without Bindley Western's prior written consent, disclose to anyone any of such trade secrets or other confidential or proprietary information of Bindley Western or any of its affiliated organizations in any form whatsoever.

         c. That he has returned, or will return prior to September 1, 1995, to Bindley Western all originals and all copies of all materials of any kind whatsoever of a trade secret, confidential or proprietary nature to Bindley Western or any of its affiliated organizations which were in his possession or custody or under his control during his employment or service and up to and including the date of this Agreement; that he has not knowingly given any such materials, either directly or indirectly, to others not in the employ of Bindley Western without Bindley Western's prior written consent; and that in the future he will not obtain or give any such materials, either directly or indirectly, to others not in the employ of Bindley Western without Bindley Western's prior written consent.

         d. In exchange for the additional consideration set forth in Paragraph 5a.-d. above, Visnich agrees not to engage, prior to January 1, 1996, in any businesses involving the selling or distributing of pharmaceutical drugs, medical and surgical supplies, and related products and services in the United States as an employee of a drug or device distributor without first obtaining the prior written consent of William E. Bindley to do so.

7. Visnich covenants that he has returned, or will return prior to September 1, 1995, all other property of Bindley Western, including but not limited to keys, credit cards, files, personal computers, documents and any other such property in his possession or custody at his office, personal residence, or elsewhere.

8. If it is necessary for Bindley Western to call upon him to provide evidence in judicial, administrative or other proceedings occurring subsequent to his resignation, Visnich agrees to cooperate in making himself available for such proceedings, and Bindley Western agrees to reimburse his reasonable expenses and fees for his time spent in such matters.

9. Visnich agrees and covenants that he will not sue Bindley Western Industries, Inc., any of its affiliated organizations or any of Bindley Western's or its affiliated organizations' officers, directors, employees, agents or representatives or commence any proceeding or action in any forum, administrative or judicial, arising out of, connected with or in any way related to his employment with or service for, or his severance from employment with Bindley Western.

10. Visnich hereby releases and forever discharges Bindley Western Industries, Inc., its affiliated organizations, and its and their officers, directors, employees, agents or representatives from any and all claims, liabilities, demands, actions and causes of action of every nature, kind and character, known and unknown, which have or may have arisen or accrued to Visnich by reason of his employment by and service for Bindley Western, including, without limitation, any and all claims that the severance from his employment and service resulted from a violation or breach of any federal, state, or local statute, regulations, ordinance, or common law, or any contract, and including, without limitation, any charges or claims regarding possible discrimination (based on age, race, ethnic background, sex, disability, religion), wrongful termination, or express or implied contract, any and all claims for salary, vacation pay, fringe benefits, severance pay, profit sharing benefits, costs and attorneys' fees and any and all other compensation, benefits, damages or fees, whether or not such claims have been or could have been asserted by Visnich at any time up to and including the date of this Agreement, excepting only claims which may arise as a result of the failure of Bindley Western to perform under this Agreement and any other amounts to which Visnich is entitled under Bindley Western's group benefits programs.

11. Bindley Western Industries, Inc., on behalf of itself and its affiliated organizations and its and their officers, directors, employees, agents or representatives agrees and covenants not to sue Visnich or commence any proceeding or action in any forum, administrative or judicial, arising out of, connected with or in any way related to his employment with or service for, or his severance from employment with Bindley Western.

12. Bindley Western Industries, Inc., on behalf of itself and its affiliated organizations and its and their officers, directors, employees, agents or representatives hereby releases and forever discharges Visnich from any and all claims, liabilities, demands, actions and causes of action of every nature, kind and character, known and unknown, which have or may have arisen or accrued to Visnich by reason of his employment by and service for Bindley Western and its affiliated organizations, including, without limitation, any and all claims resulting from an alleged violation or breach of any federal, state, or local statute, regulations, ordinance, or common law, or any contract, whether or not such claims have been or could have been asserted at any time up to and including the date of this Agreement, excepting only claims which may arise as a result of the failure of Visnich to perform under this Agreement. In the event Visnich in any way breaches the Agreement, Bindley Western shall immediately cease paying the additional consideration set forth in Paragraph 5a.-b. above and Bindley Western's future obligations to pay such consideration shall terminate.

13. The parties agree to keep the contents of this Agreement confidential, except any disclosures that may be compelled by a court of competent jurisdiction pursuant to a civil or criminal proceeding.

14. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions shall not be affected thereby and said illegal, unenforceable or invalid part, term or provision shall be deemed not to be a part of this Agreement.

15. Visnich represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement with regard to the subject matter, basis or effect of this Agreement, other than those specifically stated in this Agreement.

16. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. It may be modified only by the agreement of the parties hereto memorialized in writing and executed by each of them.





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17.      This Agreement shall be binding upon each of the parties hereto and upon their legal representatives, heirs, successors, and assigns.

18. This Agreement shall be interpreted under and according to the laws of the State of Florida. In the event suit is brought for breach or default of any of the terms or conditions of this Agreement, the party prevailing in any such action, in law or in equity, shall be entitled to reasonable attorneys' fees and court costs.

        I, MICHAEL R. VISNICH, AGREE THAT I HAVE READ AND UNDERSTAND THIS AGREEMENT; THAT I HAVE BEEN GIVEN UP TO 21 DAYS TO THINK ABOUT THE AGREEMENT; THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH SUCH SOURCES OF COUNSEL AS I DESIRE REGARDING THE TERMS OF THIS AGREEMENT; AND THAT I HAVE EXECUTED IT VOLUNTARILY AND OF MY OWN FREE WILL.



Date: August 30, 1995
      ---------------


/s/ Belinda Goodmark         /s/ Michael R. Visnich
---------------------------  ---------------------------------
Witness                      Michael R. Visnich



Date: August 31, 1995        BINDLEY WESTERN INDUSTRIES, INC.
      ---------------


                           By: /s/ Michael D. McCormick,
                              ----------------------------------
                              Michael D. McCormick
                              Ex V.P. & General Counsel

Options Statement as of 03/25/1995
BINDLEY WESTERN INDUSTRIES


Michael Visnich
P.O. Box 160672
Altamonte Springs, FL  32716


                                Options         Options         Option          Date of                 Options
Grant Date      Type            Granted         Outstanding     Price           Expiration              Vested
-----------     -------------   --------        -----------     ----------      -----------             --------
05/20/1993      Non Qualified     10,000             10,000     $11.5000        05/20/2003              5,000 (current)
                                                                                                        2,500 on 05/20/1996
                                                                                                        2,500 on 05/20/1997

12/10/1993      Incentive Stock    8,000              8,000     $11.5000        12/10/2003              8,000 (current)

12/10/1993      Non Qualified     12,000             12,000     $11.5000        12/10/2003              3,000 (current)
                                                                                                        3,000 on 12/10/1995
                                                                                                        3,000 on 12/10/1996
                                                                                                        3,000 on 12/10/1997

12/09/1994      Incentive Stock    7,500              7,500     $13.2500        12/09/2004                  0  (current)
                                                                                                        7,500 on 12/09/1995

                                                                                                            0  (current)
12/09/1994      Non Qualified     12,500             12,500     $13.2500        12/09/2004              3,125 on 12/09/1995
                                                                                                        3,125 on 12/09/1996
                                                                                                        3,125 on 12/09/1997
                                                                                                        3,125 on 12/09/1998

                                ========             ======                                         =========
TOTALS                            50,000             50,000                                            16,000
                                                                                                                     By 11/7/95
                                                                                                        7,500 )      By 3/9/96
                                                                                                        3,125 )
                                                                                                    ---------
                                                                                                       26,625
                                                                                                        3,000        By 3/9/95
                                                                                                    ---------
                                                                                                       29,625




                                  Schedule A